FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of May 10, 2001 (this "Amendment") amends the Collateral Agency and Intercreditor Agreement dated as of October 12, 2000 (the "Intercreditor Agreement") among STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Collateral Agent, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Senior Noteholder, and ABN AMRO BANK N.V., as Senior Lender. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Intercreditor Agreement.

          WHEREAS, the parties hereto have entered into the Intercreditor Agreement with respect to certain obligations of Nu Skin Enterprises, Inc. and certain of its Subsidiaries; and

          WHEREAS, in anticipation of Bank of America, N.A. and Bank One, NA becoming parties to the Intercreditor Agreement, the parties hereto desire to amend the Intercreditor Agreement as set forth below,

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1  AMENDMENTS. The Intercreditor Agreement is amended as follows:

         1.2    Recitals E and F are amended in their entirety to read as follows:

“E. The Company may enter into additional note purchase agreements and/or credit agreements with investors and/or lenders which become parties to this Agreement, may enter into one or more interest rate swaps or collars, foreign currency exchange agreements, equity swap agreements, commodity price protection agreements or interest rate, currency exchange, equity price or commodity price hedging arrangements (any such agreement or arrangement, a “Hedging Agreement”) with persons or entities which become parties to this Agreement and may incur obligations (“Cash Management Obligations”) in respect of overdrafts or related liabilities or in connection with treasury, depositary or cash management services, including in connection with automated clearing house transfers of funds, to persons or entities which become parties to this Agreement (any such investor, lender or other party, together with the lenders and other parties referred to in the next sentence, the “Additional Creditors”; and the obligations of the Company under any such agreement or arrangement or in respect of any such overdrafts or related liabilities or any such services, the “Additional Company Obligations”), and such Additional Company Obligations may be guaranteed by one or more of the Subsidiary Guarantors pursuant to one or more guaranties (the “Additional Subsidiary Guaranties”). In addition, one or more Subsidiary Guarantors may become direct obligors (in respect of loans, reimbursement obligations relating to Letters of Credit, Hedging Agreements and/or Cash Management Obligations) to persons or entities which become parties to this Agreement and therefore are Additional Creditors, and the obligations of such Subsidiary Guarantors to such lenders or other parties (the “Direct Subsidiary Obligations” and, together with the Additional Company Obligations, the “Additional Obligations”) may be guaranteed by the Company and the other Subsidiary Guarantors.

F. The Bank Obligation Guaranty, the Note Obligation Guaranty, any Additional Subsidiary Guaranty and any Direct Subsidiary Obligation are hereinafter referred to as a “Subsidiary Guaranty.” The Credit Documents, the Note Purchase Agreement and any additional credit agreement, note purchase agreement, Hedging Agreement or agreement relating to Cash Management Obligations entered into in favor of any Additional Creditor are hereinafter referred to, collectively, as the “Senior Loan Documents”.”

         1.3    Clause (b) of Section 1(a) is amended in its entirety to read as follows:

“(b) the Collateral Agent’s receipt of a written notice that the unpaid principal amount of any of the Obligations has not been paid at the stated maturity thereof or has been declared to be then due and payable by the holder or holders thereof prior to the due date as a result of an event of default”.

         1.4    The first sentence of Section 3(b) is amended by deleting the following words:

                    "computed on the amount to be returned from the date of the recovery".

         1.5    The first parenthetical clause in the second sentence of Section 3(b) is amended by deleting the word “involuntary” therein and substituting the word “involuntarily” therefor.

        1.6     The last portion of the last sentence of Section 4(e), beginning with the word “Contingent”, is amended in its entirety to read as follows:

                      "Contingent L/C Obligations or interest on such Obligations) for purposes of calculating distributions pursuant to Section 2(c)."

        1.7    The third sentence of Section 5(a) is amended in its entirety to read as follows:

“For purposes of this Agreement, the term “Required Creditors” shall mean (a) the Required Lenders as defined in the Credit Agreement dated as of May 10, 2001 among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended or otherwise modified from time to time, the “Credit Agreement”), and (b) Senior Noteholders holding a majority in principal amount of the Senior Noteholder Notes, each, in the case of both clause (a) and clause (b) above, voting as a class; provided that if at any time (i) the aggregate outstanding principal amount of Obligations (including the face amount of any undrawn Letters of Credit) owed to the Banks under and as defined in the Credit Agreement referred to in clause (a) above (the “Banks”) or (ii) the aggregate outstanding principal amount of the Senior Notes represents, in either case, less than 10% of the sum of the aggregate amounts referred to in clauses (i) and (ii) above, then “Required Creditors” shall mean Benefitted Parties, considered as a single class, holding more than 50% of the sum of (A) the face amount of any undrawn Letters of Credit plus (B) the outstanding funded principal amount of the Obligations (it being understood that all amounts referred to in this sentence shall be determined by assuming that such amounts are denominated in U.S. Dollars based upon the Applicable Exchange Rate).”

         SECTION 2     MISCELLANEOUS.

         2.1     Continuing Effectiveness, etc. As herein amended, the Collateral Agency and Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         2.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         2.3    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and performed entirely within such state.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A., as
Collateral Agent

By:  /s/Stephen Rivero
Name:  Stephen Rivero
Title:  Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as Senior Noteholder

By:  /s/ Joseph Y. Alouf
Name:   Joseph Y. Alouf
Title:  Senior Vice President

ABN AMRO BANK N.V., as Senior Lender

By:  /s/Clay Jackson
Name: Clay Jackson
Title: Senior Vice President

By:  /s/Gina M. Brusatori
Name:  Gina M. Brusatori
Title:  Senior Vice President

Each of the undersigned hereby acknowledges and consents to the foregoing First Amendment to the Collateral Agency and Intercreditor Agreement:

NU SKIN ENTERPRISES, INC.

By:  /s/Corey B. Lindley
Name:   Corey B. Lindley
Title:  Vice President

NU SKIN INTERNATIONAL, INC.
NSE HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN UNITED STATES, INC.

By:  /s/Corey B. Lindley
Name:  Corey B. Lindley
Title:  Executive Vice President and Chief
Financial Officer